Exhibit (23)


                 CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the registration statements of AT&T Corp. ("AT&T" or the "Company") on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No.333-00573), Form S-8 for the AT&T 1984 Stock Option Plan (Registration No.2-90983), Form S-8 for the AT&T Long Term Savings and Security Plan (Registration No. 33-34265), Form S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-29256 and 33-21937), Form S-8 for the AT&T Retirement Savings and Profit Sharing Plan (Registration No. 33-39708), Form S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term Incentive Program (Registration Nos. 33-56643, 33-49465 and 33-20276, Form S-8 for the AT&T Global Information Solutions Company Savings Plan (Registration No. 33-53765), Form S-8 for the 1994 Employee Stock Purchase Plan for AT&T Global Information Solutions Company (Registration No. 33-54281), Form S-8 for the AT&T Capital Corporation Retirement and Savings Plan (Registration No. 33-50821), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), Form S-8 for the AGCS Savings Plan (Registration No. 33-50827), Form S-8 for the AGCS Hourly Savings Plan (Registration No. 33-50829, Form S-8 for the 1995 AT&T Employee Stock Purchase Plan (Registration No. 33-54797), Form S-8 for the AT&T Shares for Growth Program (Registration No. 33-49089), Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), Form S-3 for the AT&T $3,000,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-59495), Form S-4 for the AT&T 5,000,000 Common Shares (Registration No. 33-57745), and in Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-42150) for the NCR Corporation 1989 Stock Compensation Plan (Registration No. 33-42150-01), the NCR Corporation 1984 Stock Option Plan (Registration No. 33-42150-02) and the NCR Corporation 1976 Stock Option Plan (Registration No. 33-42150-03), respectively, and the Post-Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-52119) for the McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option Plan (Registration No. 33-52119-01), the McCaw Cellular Communications, Inc. 1987 Stock Option Plan (Registration No. 33-52119-02), the McCaw Cellular Communications, Inc. Equity Purchase Plan (Registration No. 33-52119-03), the McCaw Cellular Communications, Inc. 1992 Stock Option Plan for Non-Employee Directors (Registration No. 33-52119-04) and the McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (Registration No.
33-52119-05), respectively, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-45302) for the Teradata Corporation 1987 Incentive and Other Stock Option Plan (Registration No. 33-45302-01), Form S-8 for the AT&T Amended and Restated 1969 Stock Option Plan for LIN Broadcasting Corp. (Registration No. 33-63195) of our reports, which include explanatory paragraphs regarding the change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, dated January 25, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company and its subsidiaries at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
February 27, 1996